Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Xunna Information Technology Inc.
Beijing, P.R. of China

We consent to the incorporation in the Post Effective Amendment No.1 Registration Statement on Form S-1 of our report dated April 22, 2013 with respect to the financial statements of Xunna Nework Sci-Tech (Beijing) Co., Ltd. for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in the above referenced Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
April 26, 2013